                                                                       EXHIBIT 1

PACIFIC GAS AND ELECTRIC COMPANY SAVINGS FUND PLAN MASTER TRUST

FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999 AND 1998 TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                       PACIFIC GAS AND ELECTRIC COMPANY
                         SAVING FUND PLAN MASTER TRUST


                               Table of Contents
                               -----------------

Report of Independent Public Accountants

Statements of Net Assets Available for Benefits as of December 31, 1999 and 1998

Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 1999 and 1998

Notes to Financial Statements

Supplemental Schedules:

     Schedule I Schedule H Line 4I - Schedule of Assets Held for Investment Purposes as of December 31, 1999

     Schedule II Schedule H Line 4j - Schedule of Reportable Transactions for the Year Ended December 31, 1999

                     [LETTERHEAD OF MAH & ASSOCIATES LLP]

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Employee Benefit Committee of PG&E Corporation,
Pacific Gas and Electric Company and Participants in the
Pacific Gas and Electric Company Savings Fund Plan - Part II:

We have audited the accompanying statement of net assets available for benefits of Pacific Gas and Electric Company Savings Fund Plan - Part II (the Plan) as of December 31, 1999, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

The financial statements and supplemental schedules of the Plan as of December 31, 1998 were audited by other auditors whose report dated June 3, 1999, expressed an unqualified opinion on those statements and supplemental schedules.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999, and the changes in its net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Security Act of 1974. The supplemental information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                           /s/ Mah & Associates, LLP



San Francisco, California,
June 1, 2000

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART II

                Statements of Net Assets Available for Benefits
                       as of December 31, 1999 and 1998
                                (in thousands)

                                                            1999                 1998
                                                      ----------------    ------------------
ASSETS:
              Investments in Master Trust             $              -    $        1,717,945
              Investments at Fair Value                      1,357,213                     -
              Stable Value Fund                                289,241                     -
              Participant Loans                                 25,617                     -
                                                      ----------------    ------------------
                    Total Investments                        1,672,071             1,717,945
                                                      ----------------    ------------------
              Interest and Dividends Receivable                  6,420                     -
              Other Receivables                                  3,128                 1,684
                                                      ----------------    ------------------
                      TOTAL ASSETS                           1,681,619             1,719,629
                                                      ----------------    ------------------
LIABILITIES:
              Other Payables and Liabilities                       156                     -
                                                      ----------------    ------------------
                      TOTAL LIABILITIES                            156                     -
                                                      ----------------    ------------------

NET ASSETS AVAILABLE FOR BENEFITS                     $      1,681,463    $        1,719,629
                                                      ================    ==================


  The accompanying notes are an integral part of these Financial Statements.

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART II
          Statements of Changes in Net Assets Available for Benefits
                for the Years Ended December 31, 1999 and 1998
                                (in thousands)

                                                                                       1999               1998
                                                                                 -----------------    --------------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:
             Employer Contributions                                              $      17,415        $    16,948
             Employee Contributions                                                     68,533             64,132
             Interest and Dividend Income                                               31,687             38,463
             Net (Depreciation) Appreciation in Fair Value of Investments              (58,713)           174,478
                                                                                --------------        -----------
                            TOTAL INCREASE                                              58,922            294,021
                                                                                --------------        -----------
DECREASE IN NET ASSETS ATTRIBUTABLE TO:
             Benefit Distributions to Participants                                      74,639             80,950
             Administrative Expenses                                                     1,102                  -
                            TOTAL DECREASE                                              75,741             80,950
                                                                                --------------        -----------
NET INCREASE (DECREASE) DURING THE YEAR BEFORE
             ASSET TRANSFERS
                                                                                --------------        -----------
                                                                                       (16,819)           213,071

ASSET TRANSFERS (OUT) IN                                                               (21,347)             4,207
                                                                                --------------        -----------
NET ASSETS AVAILABLE FOR BENEFITS:
             BEGINNING OF YEAR                                                       1,719,629          1,502,351
                                                                                --------------        -----------
             END OF YEAR                                                        $    1,681,463        $ 1,719,629
                                                                                ==============        ===========

  The accompanying notes are an integral part of these Financial Statements.

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART II

                         Notes to Financial Statements
                          December 31, 1999 and 1998



(1) DESCRIPTION OF PLAN
-----------------------

The following brief description of the Pacific Gas and Electric Company Savings Fund Plan - Part II is provided for general informational purposes only. Participants should refer to the Plan Document for more complete information.

General
-------

The Pacific Gas and Electric Company Savings Fund Plan - Part II (the Plan) is a defined contribution plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan covers all eligible union employees of Pacific Gas and Electric Company (the Company). At December 31, 1998, the assets of the Plan were held and reported along with the assets of another affiliated company plan in the Pacific Gas and Electric Company Savings Fund Plan Master Trust (the Master Trust). The Plan participated in the Master Trust until June 1, 1999, at which time the Master Trust was effectively dissolved due to transfer of the assets of the other participating plan to another trust. Accordingly, the 1998 investments reported on the accompanying Statement of Net Assets represent the Plan's investments in the Master Trust including Stable Value and Participant Loan assets; these investments are separately identified in the 1999 Statement of Net Assets.

The Board of Directors of the PG&E Corporation (the Corporation), the Company's parent company has established the Employee Benefit Committee (the EBC) to have oversight over the financial management of affiliated company funded employee benefit plans. The Company provides administrative support to handle the day-to-day administration. The EBC reserves express authority over all financial and administrative decision making on behalf of the Plan. The EBC retains State Street Bank and Trust Company as the Trustee of the Plan.

Eligibility
-----------

Union employees of the Company are eligible to participate in the Plan upon attaining regular employment status as defined by the Plan Document.

Contributions
-------------

Participating employees may elect to contribute from 1 to 15 percent of their annual base salary (Annual Base Salary) on a pre-tax or after-tax basis through payroll deductions. The Annual Base Salary for purposes of the Plan is limited by the Internal Revenue Code (the Code) to $160,000 for 1999 and 1998. Participants may also rollover amounts representing distributions from other qualified plans. Pre-tax contributions are not subject to federal or state income tax until withdrawn or distributed from the Plan.

As provided by the Code, pre-tax employee contributions may not exceed $10,000 for 1999 and 1998, and total contributions to a participant's account may not exceed the lesser of 25% of compensation or $30,000 for each year.

The Company matches contributions in an amount equal to 50% of each participant's elective contribution, up to 6% of the participant's Annual Base Salary depending on length of service as defined by the Plan Document.

Participant Accounts
--------------------

Individual accounts are maintained for each of the Plan's participants and each account is credited with their elective contribution, the Company's matching contribution and an allocation of the Plan's net earnings and certain investment management fees. Allocations are based on participant account balances as defined in the Plan Document.

                       PACIFIC GAS AND ELECTRIC COMPANY
                           SAVINGS FUND PLAN-PART II

                         Notes to Financial Statements
                          December 31, 1999 and 1998

(1)  Description of Plan (cont.)
--------------------------------

Vesting
-------

Participant elective contributions, Company matching contributions, and the accumulated earnings and losses thereon are 100% vested at all times.

Investment Options
------------------

Individual Plan participants designate the way in which their contributions are invested and may change their investment designation at any time. The following investment funds are available to the participants:

     . PG&E Corporation Stock Fund - This Fund is designed to provide participants with an opportunity to own part of PG&E Corporation and share in the investment performance of the PG&E Corporation Stock, while holding an appropriate level (approximately one to five percent) of short-term investments to meet daily liquidity requirements.

     . Bond Index Fund - This Fund invests primarily in government, corporate, mortgage-backed, and asset-backed securities. The Fund invests in a well-diversified portfolio that is representative of the broad domestic bond market.

     . Small Company Stock Index Fund - This Fund invests in all of the stocks in the Russell Special Small Company Index in proportion to their weighting in the index.

     . Large Company Stock Index Fund - This Fund invests in all 500 stocks in the S&P 500 Index in proportion to their weightings in the Index.

     . International Stock Index Fund - This Fund typically invests in all stocks in the Morgan Stanley Capital International Europe AustralAsia Far East (EAFE) Index in proportion to their weightings in the Index.

     . Conservative Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 60 percent in the Bond Index Fund, 30 percent in the Large Company Stock Index Fund, 5 percent in the Small Company Stock Index Fund, and 5 percent in the International Stock Index Fund.

     . Moderate Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 40 percent in the Bond Index Fund, 42 percent in the Large Company Stock Index Fund, 8 percent in the Small Company Stock Index Fund, and 10 percent in the International Stock Index Fund.

     . Aggressive Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 20 percent in the Bond index Fund, 55 percent in the Large Company Stock Index Fund, 10 percent in the Small Company Stock Index Fund, and 15 percent in the International Stock Index Fund.

     . Stable Value Fund - This Fund invests in a diversified portfolio of investment contracts issued by insurance companies, banks, and other financial institutions.

                       PACIFIC GAS AND ELECTRIC COMPANY
                           SAVINGS FUND PLAN-PART II

                         Notes to Financial Statements
                          December 31, 1999 and 1998

(1)  Description of Plan (cont.)
--------------------------------

Participant Loans
-----------------

Effective January 1, 1999, participants may borrow from their account balance a minimum of $1,000 and a maximum equal to the lesser of $50,000 or 50 percent of their account balance. As these loans are repaid by the participant, the proceeds, including interest, are returned to the participant's account. Loans are repayable through payroll deductions over periods ranging up to 5 years or up to 15 years for the purchase of a primary residence. The interest rate is equal to the prime rate as determined by the Trustee plus 1%. Interest rates on outstanding loans range from 8.75% to 9.5%.

Benefits
--------

Upon termination of service from any affiliate of the Corporation, a participant may elect to receive an amount equal to the participant's account value. The form of payment may be a single lump-sum distribution or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. In the event of a participant's death, the participant's beneficiaries will receive the participant's account value in a lump sum payment.

Withdrawals
-----------

Except upon death, total disability, termination or retirement, withdrawal of participant balances requires approval of the Trustee and the Company. Hardship withdrawals and certain in-service withdrawals are permitted.

Administrative Expenses
-----------------------

The Company pays certain costs of administering the Plan, including fees and expenses of the Trustee management fees. Investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and credited to participants.

Voting Rights
-------------

Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to their account for the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. The Trustee is required, however, to vote any unallocated shares on behalf of the collective best interest of Plan participants and beneficiaries.

Plan Termination
----------------

The Company's Board of Directors reserves the right to amend or terminate the Plan at any time subject to provisions of ERISA. In the event the Plan is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to the Company or the Corporation.

                       PACIFIC GAS AND ELECTRIC COMPANY
                           SAVINGS FUND PLAN-PART II

                         Notes to Financial Statements
                          December 31, 1999 and 1998

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------

Basis of Accounting and Use of Estimates
----------------------------------------

The accompanying financial statements are prepared in conformity with generally accepted accounting principles ("GAAP"). The preparation of financial statements, in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of additions, deductions, assets, liabilities and disclosure of contingencies. Actual results could differ from these estimates.

A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

Investment Valuation and Income Recognition
-------------------------------------------

The Plan's investments (except for interest in the Stable Value Fund and Participant Loans) are stated at fair value based on published market quotations. Fair value for units is determined by quoted prices in an active market. The Plan values investments in the Stable Value Fund and Participant Loans at cost which approximates fair value.

Interest income, dividends, investment management fees, where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Plan were allocated to the individual participating plans each day based upon their proportional share of the fund balances prior to June 1, 1999.

Interest income is recognized as it is earned and dividends are recorded on the ex-dividend date.

Net appreciation (depreciation) in fair value of investments consists of the net change in unrealized appreciation (depreciation) during the year on investments held at the end of the year and the realized gain or loss on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Payment of Benefits
-------------------

Benefit payments to participants are recorded upon distribution.

Adoption of Accounting Pronouncement
------------------------------------

The Accounting Standards Executive Committee issued the Statement of Position 99-3 ("SOP 99-3") "Accounting For and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters", which eliminates the requirement for a defined contribution plan to disclose participant directed investment programs. The Plan has adopted SOP 99-3 for the year ended December 31, 1999. Accordingly, the 1999 financial statements are not accompanied by exhibits of participant directed fund investment program disclosures required prior to the adoption of SOP 99-3.

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART II

                         Notes to Financial Statements
                          December 31, 1999 and 1998

(2)  Summary of Significant Accounting Policies (cont.)
-------------------------------------------------------

Prior Year Reclassification
---------------------------

Certain amounts in the 1998 financial statements have been reclassified to conform with the 1999 presentation.

(3)  INVESTMENTS
----------------

General
-------

Each investment fund is managed by the Trustee or an investment manager, which has discretionary investment authority over the funds. Although the EBC is responsible for the selection of the Plan's investment funds, neither the Company nor the Corporation is involved in their day-to-day investment operations.

Fund Information and Plan Allocation
------------------------------------

The following summarizes the net assets and related investment fund balances of the Plan as of December 31, 1999:


                                      December 31, 1999
                                      -----------------
                                        (in thousands)

PG&E Corporation Stock Fund                  $  448,364
Bond Index Fund                                  20,798
Small Company Stock Index Fund                   57,858
Large Company Stock Index Fund                  676,678
International Stock Index Fund                   25,926
Conservative Asset Allocation Fund               14,513
Moderate Asset Allocation Fund                   72,275
Aggressive Asset Allocation Fund                 38,138
United States Bond Fund                           2,663
                                             ----------
     Investments at Fair Value                1,357,213
Stable Value Fund                               289,241
Participant Loans                                25,617
                                             ----------
     TOTAL INVESTMENTS                       $1,672,071
                                             ----------

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART II

                         Notes to Financial Statements
                          December 31, 1999 and 1998

(3)  Investments (cont.)
------------------------

The following summarizes the net assets and related fund balances of the Master Trust and the Plan's allocated share of such amounts as of December 31, 1998:

                                      December 31, 1998
                                      ------------------
                                        (in thousands)

PG&E Corporation Stock Fund                  $  987,289
Bond Index Fund                                  88,637
Small Company Stock Index Fund                   98,059
Large Company Stock Index Fund                1,304,359
International Stock Index Fund                   37,346
Conservative Asset Allocation Fund               36,770
Moderate Asset Allocation Fund                  181,106
Aggressive Asset Allocation Fund                 73,929
United States Bond Fund                           4,584
                                             ----------
 Investments at Fair Value                    2,812,079
Stable Value Fund                               445,845
Participant Loans                                11,057
                                             ----------
 TOTAL INVESTMENTS                           $3,268,981
                                             ----------
Interest and Dividend Receivable                 11,582
Other Receivable                                  2,333
Liabilities                                      (5,387)
                                             ----------
 NET ASSETS                                   3,277,509
                                             ----------

Allocated to the Plan                         1,719,629
Allocated to other plans                      1,557,880
                                             ----------
TOTAL ALL PLANS                              $3,277,509
                                             ----------

The following individual investments represented 5% or more of net assets of the Plan at December 31, 1999 and of the Master Trust at December 31, 1998:


                                                   December 31, 1999   December 31, 1998
                                                   ------------------  ------------------
                                                     (in thousands)      (in thousands)

PG&E Corporation Common Stock                               $434,290          $  962,043
State Street Global Advisors S&P 500 Index Fund             $732,405          $1,409,680
Stable Value Fund                                           $289,241          $        -


                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART II

                         Notes to Financial Statements
                          December 31, 1999 and 1998


(3)  Investments (cont.)
------------------------

Financial Investments with Off-Balance Sheet Risk
-------------------------------------------------

The EBC has adopted a "Position Statement on Risk Management and the Use of Derivatives" which applies to the Plan. This statement recognizes that derivatives may be used by the Plan's investment managers to achieve their investment objectives. However, the Plan assets will not be exposed to risks through derivatives that would be inappropriate in their absence. At December 31, 1999 and 1998, the Plan held no direct investments in derivatives.

(4)  TAX STATUS
---------------

The Internal Revenue Service (IRS) has ruled that the Plan is a qualified tax-exempt plan under Section 401(a) and Section 409(a) of the Code and the trust forming a part thereof is exempt under Section 501(a) of the Code. Accordingly, no provision for federal income taxes has been made in the financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) employee 401(k) contributions, (2) dividends, earnings, and interest income on both 401(k) contributions and non-401(k) contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Plan.

The Company received a favorable tax determination letter from the IRS in November of 1995. Accordingly, the Company believes that the Plan continues to be designed and operated in accordance with the applicable requirements of the Code.

                       PACIFIC GAS AND ELECTRIC COMPANY               Schedule I
                           SAVINGS FUND PLAN PART II

     Schedule H Line 4i - Schedule of Assets Held for Investment Purposes
                            as of December 31, 1999
                     (Cost and Current Value in thousands)

                                                                                         NUMBER OF
                                                                                         UNITS OR                      CURRENT
    IDENTITY OF ISSUER AND DESCRIPTION OF INVESTMENT (INCLUDING MATURITY AND YIELD)     U.S. BONDS        COST          VALUE
----------------------------------------------------------------------------------     ------------   ------------   ------------
    PG&E CORPORATION STOCK FUND
  *    PG&E CORPORATION COMMON STOCK                                                     21,184,854     $  526,156    $   434,290
  *    STATE STREET BANK + TRUST CO
         SHORT TERM INVESTMENT FUND                                                      14,073,952         14,074         14,074
                                                                                       ------------   ------------   ------------
       TOTAL PG&E CORPORATION STOCK FUND                                                 35,258,806     $  540,230    $   448,364
                                                                                       ============   ============   ============

    BOND INDEX FUND
  *    STATE STREET GLOBAL ADVISORS BOND MARKET INDEX FUND                                1,879,067     $   20,009    $    20,798
                                                                                       ============   ============   ============

    SMALL COMPANY STOCK INDEX FUND
  *    STATE STREET GLOBAL ADVISORS RUSSELL SPECIAL SMALL CO. FUND                        3,790,759     $   43,875    $    57,858
                                                                                       ============   ============   ============

    LARGE COMPANY STOCK INDEX FUND
  *    STATE STREET GLOBAL ADVISORS S&P 500 INDEX FUND                                   33,582,014     $  470,626    $   676,678
                                                                                       ============   ============   ============

    INTERNATIONAL STOCK INDEX FUND
  *    STATE STREET GLOBAL ADVISORS DAILY EAFE FUND                                       1,800,443     $   22,937    $    25,926
                                                                                       ============   ============   ============

    CONSERVATIVE ASSET ALLOCATION FUND
  *      STATE STREET GLOBAL ADVISORS BOND MARKET INDEX FUND                                784,455     $    8,430    $     8,682
  *      STATE STREET GLOBAL ADVISORS DAILY EAFE FUND                                        50,922            558            733
  *      STATE STREET GLOBAL ADVISORS RUSSELL SPECIAL SMALL CO. FUND                         48,011            541            733
  *      STATE STREET GLOBAL ADVISORS S&P 500 INDEX FUND                                    216,646          3,486          4,365
                                                                                       ------------   ------------   ------------
       TOTAL CONSERVATIVE ASSET ALLOCATION FUND                                           1,100,034     $   13,015    $    14,513
                                                                                       ============   ============   ============

    MODERATE ASSET ALLOCATION FUND
  *      STATE STREET GLOBAL ADVISORS BOND MARKET INDEX FUND                              2,601,818     $   27,135    $    28,797
  *      STATE STREET GLOBAL ADVISORS DAILY EAFE FUND                                       503,039          5,259          7,244
  *      STATE STREET GLOBAL ADVISORS RUSSELL SPECIAL SMALL CO. FUND                        382,131          4,150          5,832
  *      STATE STREET GLOBAL ADVISORS S&P 500 INDEX FUND                                  1,508,785         21,778         30,402
                                                                                       ------------   ------------   ------------
       TOTAL MODERATE ASSET ALLOCATION FUND                                               4,995,773     $   58,322    $    72,275
                                                                                       ============   ============   ============

    AGGRESSIVE ASSET ALLOCATION FUND
  *      STATE STREET GLOBAL ADVISORS BOND MARKET INDEX FUND                                684,763     $    7,312    $     7,579
  *      STATE STREET GLOBAL ADVISORS DAILY EAFE FUND                                       399,623          4,334          5,755
  *      STATE STREET GLOBAL ADVISORS RUSSELL SPECIAL SMALL CO. FUND                        251,832          2,831          3,844
  *      STATE STREET GLOBAL ADVISORS S&P 500 INDEX FUND                                  1,040,185         16,046         20,960
                                                                                       ------------   ------------   ------------
       TOTAL AGGRESSIVE ASSET ALLOCATION FUND                                             2,376,403     $   30,523    $    38,138
                                                                                       ============   ============   ============

    UNITED STATES BOND FUND
       UNITED STATES SAVINGS BONDS, SERIES E
       (UNITS OF $18.75 COST AND $25.00 MATURITY)                                             2,882       $     54     $      254
       UNITED STATES SAVINGS BONDS, SERIES EE
       (UNITS OF $25.00 COST AND $50.00 MATURITY)                                            40,125          1,003          2,058
       UNITED STATES SAVINGS BONDS, SERIES EE
       (UNITS OF $50.00 COST AND $100.00 MATURITY)                                            4,207            210            351
                                                                                       ------------   ------------   ------------
       TOTAL UNITED STATES BOND FUND                                                         47,214     $    1,267    $     2,663
                                                                                       ============   ============   ============

                       PACIFIC GAS AND ELECTRIC COMPANY       Schedule I (cont.)
                           SAVINGS FUND PLAN PART II

     Schedule H Line 4i - Schedule of Assets Held for Investment Purposes
                        as of December 31, 1999 (cont.)
                     (Cost and Current Value in thousands)

                                                                                         NUMBER OF
                                                                                         UNITS OR                      CURRENT
    IDENTITY OF ISSUER AND DESCRIPTION OF INVESTMENT (INCLUDING MATURITY AND YIELD)     U.S. BONDS        COST          VALUE
----------------------------------------------------------------------------------     ------------   ------------   ------------
     STABLE VALUE FUND (1)
       PG&E Primco GIC Pool                                                                 N/A       $    281,727   $    289,241
                                                                                       ============   ============   ============

     PARTICIPANT LOANS (Interest ranging from 8.75% to                                      N/A       $     25,617   $     25,617
     9.50%)
                                                                                       ============   ============   ============

     TOTAL ASSETS HELD FOR INVESTMENT PURPOSES                                                        $  1,508,148   $  1,672,071
                                                                                                      ============   ============


 (1) The Stable Value Fund investment contracts and participant loans are not measured in number of units and therefore unit information is not applicable (N/A).

   *   Represents a party-in-interest as defined by ERISA.

                       PACIFIC GAS AND ELECTRIC COMPANY              Schedule II
                          SAVINGS FUNDS PLAN PART II


           Schedule H Line 4j - Schedule of Reportable Transactions
                     for the Year Ended December 31, 1999
                            (dollars in thousands)


Single transactions involving securities that exceed 5% of the net Plan assets
------------------------------------------------------------------------------
as of the beginning of the year:
--------------------------------

None


Series of transactions of the same issue that exceed 5% of the net Plan assets
------------------------------------------------------------------------------
as of the beginning of the year:
--------------------------------

                                                                Purchases                            Sales
                                                                Number of         Purchase         Number of          Cost of
Description of Asset                                           Transactions        Price         Transactions          Asset
-----------------------------------------------------         --------------     -----------    ---------------      ------------
* PG&E Corporation Common Stock                                           58     $  215,380                 116      $   522,058
  State Street Global Advisors Bond Market Index Fund                    437         46,473                 545          177,451
  State Street Global Advisors Daily EAFE Fund                           447         85,450                 507          119,763
  State Street Global Advisors Russell Special Small Co. Fund            438         49,756                 511          140,952
  State Street Global Advisors S&P 500 Index Fund                        455        250,256                 528        1,043,446
* PG&E Primco GIC Pool                                                    94        804,911                  86          523,183
  State Street Bank & Trust Co. Short Term Investment Fund               167        815,346                 169          848,603
  Continental Assurance CD                                                11        114,421                  13          114,421


                                                                 Sale          Net Gain
Description of Asset                                            Proceed       or (Loss)
-----------------------------------------------------        -------------   ------------
* PG&E Corporation Common Stock                                $   536,388     $   14,330
  State Street Global Advisors Bond Market Index Fund              175,106        (2,345)
  State Street Global Advisors Daily EAFE Fund                     123,486          3,723
  State Street Global Advisors Russell Special Small Co. Fund      147,588          6,636
  State Street Global Advisors S&P 500 Index Fund                1,105,115         61,669
* PG&E Primco GIC Pool                                             526,791          3,608
  State Street Bank & Trust Co. Short Term Investment Fund         848,603              -
  Continental Assurance CD                                         114,421              -

* Represents a party-in-interest as defined by ERISA.

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